Exhibit 10.1

THIS LEASE made this 15st day of March 2011.

BETWEEN; Great Plains Oil & Exploration, of 1 Enfield Street, Cincinnati, OH (hereinafter called "Landlord")

AND

Clean Power Concepts Inc., of the City of Regina, in the Province of Saskatchewan (hereinafter called "Tenant")

LEASE

WHEREAS Landlord is the owner of certain real property located in Section 28, Township 28 North, Range 56 East, P.M.M., Roosevelt County, Montana, together with the improvements, tenements, hereditaments, and appurtenances thereon and thereto and as more particularly described in, but not limited by, Schedules and attached hereto (collectively the "Mill").

AND WHEREAS Tenant wishes to lease a portion of the lands and improvements (hereinafter referred to as "the Premises") more particularly described and shown on the plan attached hereto as Schedule "C."

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	PREMISES

1.1.
In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant, Landlord doth lease unto Tenant the Premises, subject to the terms and conditions ofthis Lease.

2	TERM AND RENT

2.1
TO HAVE AND TO HOLD the Premises on a cooperative shared basis with Landlord, Landlord respects Tenants rights to carry on the intended business activities associated with the operation of a canola crush plant, the use of the equipment and facilities situated on the Premises for that purpose, and Tenant respects Landlord's right to jointly utilize sections of the Premises to carry out Landlord's operations. Landlord and Tenant agree to approach the shared use ofthis facility on the basis of mutual benefit and respect for each other's operations, requirements and sensitivities. This Lease is for a period commencing on the 1st day of April 2011, (the first rental installment falling due May 1,2011) and being fully ended and completed on the 31 st day ofJuly, 2012, unless extended or renewed (hereinafter referred to as the "Term"), at an annual rent of $120,000 USD payable in advance, on the first day of each and every month during the Term in equal monthly installments of $10,000 USD (hereinafter the "base rent").

2.2	Tenant shall pay first and last month's base rent upon execution of this Lease.

2.3
For each month beginning with July 2011, Tenant shall also pay rent in the amount of $15/Metric Tonne ("MT") of seed crushed in excess of 2,000 MT per month (hereinafter "override rent"), payable within 30 days of the last day of the month in which it is crushed. For example, in a month that Tenant crushes 5,000 MT of seed, monthly rent will equal $10,000 base rent plus $45,000 override rent,which is calculated by multiplying 3,000 MT (i.e. 5,000 MT -2,000 MT) by $15/MT, for a total of $55,000 in base and override rent.

2.4
The rental provided for herein shall be a net lease with all expenses in connection with the operation of Tenant's business required of the Premises being born by Tenant, save and except for any items of depreciation upon the building or any chattel or matters appurtenant thereto, any taxes or insurance payable by Landlord, together with any interest payable by Landlord on monies borrowed to purchase the Premises. For greater certainty, but not so as to restrict the generality of the foregoing, Tenant shall pay Landlord, as additional rent, the money and other charges, costs and expenses herein provided to be paid by Tenant at the times when they become payable. Specifically, but without limitation, Tenant will pay, as part of the rent under this Lease, for costs of maintenance and repairs to return the crush mill to, and maintain it in, operational capability, with an initial assessment of the requirements shown in Schedule "D". Tenant will also pay any costs of installing additional equipment that Tenant deems necessary to carry out its business in the facility. All improvements, repairs, and installations will become the property of Landlord upon termination or expiration of this Lease for whatever reason.

3.	PAYMENT OF RENT

3.1
Tenant will pay all rent to Landlord without notice or demand and without any deductions, setoff or abatement whatsoever, and all rent payable to Landlord shall bear interest at the rate of 15% per annum from the date upon which it became payable by Tenant until paid. A failure to make a rent payment within thirty (30) days shall constitute a default of this agreement with recourse as defined in section 17.

4.	ASSIGNMENT AND SUBLETTING

4.1
Tenant shall not assign or sublet all or any portion of the Premises. If Landlord learns of an unauthorized assignment or subletting, then occurring or having occurred prior to the discovery, Landlord at its option may elect to terminate this Lease. In such an event, Tenant shall vacate the Premiseswithin 30daysofnoticeoftermination. For purposes of this Article 4,an assignment or sublet of all or any portion of the Premises includes, without limitation, the unauthorized use of or access to any portion ofthe Premises or any other part ofthe Mill by another person or entity upon Tenant's permission or authority, regardless of whether consideration is paid as part of the transaction.

5.	MANNER OF USE

5.1
The Premises shall be used by Tenant for its lawful business purposes only as an industrial complex to crush canola or other oilseeds other than camelina seed unless Landlord contracts with Tenant to crush camelina seed as described in 5.5. Tenant shall not at any time use, exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the Premises or the lands or any part thereof, any noxious or offensive act, trade, business, occupation or calling and shall not suffer or permit any act, matter or thing whatsoever at any time during the term hereof, to be done in or upon the Premises or the lands or any part thereof, which shall or may be or grow to be an annoyance, nuisance, grievance or cause damage or disturbance to persons occupying the building or to the owners ofthe adjoining lands or property.

5.2.
Tenant shall at all times and in all respects in regard to the Premises and the Mill strictly conform to all applicable rules, laws, and other legal requirements whatsoever relating to the use or occupation of the Premises and the Mill and the business carried on thereon or therein, whether imposed by Municipal, State or Federal authority or otherwise.

5.3.
Tenant shall not do, suffer, omit or permit anything to be done or omitted upon the Premises or any part of the Mill, which shall cause any insurance to be cancelled or limited, or the rate of that insurance to be increased. Tenant will pay to Landlord the amount required to replace the loss of insurance or to cover the difference in cost for an increase of insurance costs forthwith upon demand therefore.

5.4
Tenant shall crush a minimum of 2,000 metric tonnes ("MT") of seed per month, and shall use its commercially reasonable efforts to operate the facility on a regular and continuous basis throughout the Term. A failure to crush at least 2,000 MT for two consecutive months shall constitute a default ofthis Lease with recourse as defined in section 17.

5.5
At Landlord's option, upon reasonable notice with respect to each batch of seed to be crushed, Tenant will crush up to 3,000 MT of camelina seed per month for Landlord, at a total crush cost of $60/MT, payable within 30 days following the last day of the month in which it is crushed or as otherwise agreed. Should Tenant crush at least 2,000 MT of seed for Landlord in any given month, no override rent will be due to Landlord for that month.

5.6	Landlord reserves the right to utilize or lease certain of these facilities to other parties, in which case Landlord and Tenant will agree on the logistics and management required for such activities.

5.7
Tenant will hire and manage all staff required for crush operations and management for the term of the agreement. Tenant will use its best efforts to hire staff from the Culbertson area for operations, specifically including Dave Dean and Mike Monson, former operational and maintenance leaders at the facility. Landlord will provide a list of previous facility employees for Tenant's consideration. Upon termination of this lease, all facility staff will be released by Tenant for employment by Landlord for continuing crush operations by Landlord. It is understood by Tenant that the key personnel are attached to the facility.

6.	TENANT'S DIRECT COSTS

6.1	Tenant shall pay and discharge as and when the same become due and payable:

(a) all business and other taxes, charges, duties, rates, license fees and assessments levied in respect of Tenant's occupancy and business operations of the lands and Premises or in respect of the personal property or business ofthe Tenant thereon;

(b) all costs, charges and expenses for water, light, power, gas, air conditioning, telephone, waste removal, and all other utilities or services supplied to or used in or about the Premises with respect of Tenants business operations;

(c) all costs, charges and expenses incurred or payable for the maintenance or repair of the Premises as it relates to the equipment or sections of the facility Tenant is utilizing;

(d) except as hereinafter provided, all accounts for labor or material done or supplied for improvements, installations, partitions and fixtures, maintenance and repairs or other work done by Tenant in or on the Premises; and,

(e) the cost ofall insurance to be maintained by Tenant pursuant to the provision hereof.

8.	INDEMNITY

8.1
Landlord shall not be responsible in any way for any injury to any person or for any loss of or damage to any property belonging to Tenant or to employees, invitees or licensees of Tenant while such person or property is in, on or about the Mill or the Premises including, without limiting the foregoing, any loss or damage to any property caused by theft; negligence; or breakage; or by steam, water, rain or snow which may leak into, issue or flow from any part of the Mill or any adjacent or neighboring lands or from the water, steam or drainage pipes or plumbing works thereof or from any other place or quarter; or caused by or attributable to the condition or arrangements of any mechanical, plumbing, heating, electrical or other wiring; or for any loss whatsoever of Tenant with respect to the Premises and the business of Tenant carried on therein, and Tenant shall defend, indemnify and save Landlord harmless of, from and against any and all loss, costs, claims or demands in respect of any alleged injuries, loss or damage referred to in this Article 8. Tenant's failure to timely and diligently fulfill its duties and obligations under this Article 8, as determined in Landlord's discretion, will entitle Landlord to incur such costs and expenses as are reasonably necessary and to collect the same from Tenant.

9.	INSURANCE

9.1
Tenant shall take out and keep in force during the Term general public liability insurance on an occurrence basis with respect to the business carried on in or from the Premises and the use and occupancy thereof by Tenant in the sum of not less than $2,000,000.00 inclusive, which insurance shall include Landlord as a named insured and shall protect Landlord in respect of claims as if Landlord were separately insured thereunder. Tenant shall furnish to Landlord, certificates or other satisfactory evidence as to such insurance periodically upon Landlord's request and within 15 days of the date of this Lease.

9.2	Landlord will provide property insurance with coverage of up to $785,000 for the Mill.

10.	MAINTENANCE AND REPAIR

10.1
Tenant shall keep the Premises and, on the termination of this lease, leave the Premises and the areas adjacent thereto and everything appurtenant thereto in a clean and tidy condition and in good and tenantable repair, reasonable wear and tear and damage by fire, lightning and tempest only excepted. At the termination of his occupancy, Tenant shall be allowed to remove all trade fixtures that it provided, and these trade fixtures must be identified to Landlord in writing prior to their arrival on or in the Premises so that Landlord and Tenant will have no dispute as to whether the particular fixture or personal property is to remain Tenant's property or become Landlord's property following the termination or expiration of this Lease. Any costs to remove such fixtures will be Tenant's responsibility, and removal shall not harm the Premises or the Mill or disrupt Landlord's use of any part of the Mill.

10.2
Tenant shall permit Landlord and its agents to enter upon the Premises at all reasonable times for the purpose of viewing the condition thereof and Tenant shall execute forthwith all reasonable repairs and works required to be done by written notice given by or on behalf of Landlord. If Tenant shall not within 30 days after service of such notice, commence and proceed diligently with the execution of the reasonable repairs and works mentioned in such notice, it shall be lawful for Landlord to enter upon the Premises and execute such repairs and works, and the cost thereof shall be forthwith payable by Tenant and recoverable by Landlord as rent in arrears.

10.3
Tenant, upon notice and with consent, not to be unreasonably withheld, shall permit Landlord or its agent to enter upon the Premises at any reasonable time and from time to time for the purpose of inspecting and of making repairs, alterations or improvements to the Premises or to any other part of the Mill, and Tenant shall not be entitled to compensation for any reasonable inconvenience, nuisance or discomfort occasioned thereby.

10.4	Tenant shall not permit, suffer or allow any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof

11.	ALTERATIONS AND IMPROVEMENTS

11.1
Should Tenant desire any alterations from, or additions or improvements to the Premises, or any portion thereof, Tenant shall make them at its sole and entire expense and risk, provided however, that Tenant shall previously submit at its expense to an architect or other expert satisfactory to Landlord, full written data, plans and other specifications pertaining thereto, and shall previously obtain the specific written consent of Landlord for such purpose, such consent not to be unreasonably withheld, in addition to all required municipal and other regulatory permits and approvals. Any alterations, additions, improvements or installations when so made shall become the property of Landlord, and shall not be removed without the written consent of Landlord. Should it be necessary for Landlord to restore the Permises to their original condition, any amount spent by Landlord in so doing shall be recoverable by Tenant.

11.2
Tenant shall not permit any liens or encumbrances to attach to any part of the Mill, including but not limited to the Premises. Tenant shall give Landlord notice of any potential claims for such a lien or encumbrance, and Landlord shall have the discretion to settle the matter or to dispute the matter, and the provisions of indemnification will apply so that Landlord's costs and expenses in settling or disputing the matter, including but not limited to attorney's fees, will be borne by Tenant. In addition, Landlord may terminate this Lease if a lien or other encumbrance attaches as a result of Tenant's conduct.

12.	SIGNS

12.1	Tenant shall not erect, paint, display, maintain, alter, change or remove existing signs on the exterior or interior of the walls or on the roof of any part of the Mill.

13.	INSPECTION

13.1
Tenant shall at the request of Landlord allow such person or persons as may wish to inspect the Premises to visit and inspect the same at all reasonable hours and shall also permit notice of letting, sale or other notices to be put up in a conspicuous place on the Premises and will not deface or remove or allow the said notice to be defaced or removed.

14.	GLASS

14.1
Tenant shall replace immediately any damaged plate or other glass in the windows or doors of the Premises and in the event that any such plate or other glass is replaced by Landlord, Tenant shall pay to Landlord forthwith on demand the cost of replacing such plate or other glass.

15.	ACCEPTANCE

15.1
Tenant acknowledges that Landlord does not in any way warrant the condition or sufficiency of the Premises, its suitability for its intended or any use, or any of its facilities except that Landlord shall maintain the heating and air conditioning and the electrical system provided by Landlord in operating condition for a period of six months following the commencement of the Term, subject to Tenant providing proper day-to-day maintenance and subject to Tenant not making any alterations or otherwise damaging such systems during such six month period. Any warranties relating to the electrical heating and air conditioning will be made available to Tenant. Tenant by taking possession of the Premises shall be conclusively deemed to have examined the Premises and to have found them in order and such taking of possession shall be conclusive evidence against Tenant that when possession was taken the Premises were in good, tenantable and satisfactory condition.

16.	DAMAGE TO PREMISES

16.1	If the Premises are damaged by fire or other casualty insured against by Landlord so as to render the Premises partially or wholly unfit for occupancy:

(a) if, in the opinion of Landlord, the damage cannot be reasonably repaired within 180 days after the date thereof, Landlord may terminate this lease as of the said date by notice to Tenant given within 45 days after such damage, and in that case Tenant shall immediately surrender the Premises to Landlord and shall pay rent accrued to the date and damage occurred, but shall not be entitled to any damages or compensation; or,

(b) if, in the opinion of Landlord, the damage can reasonably be repaired within 180 days afterthe date thereof, or if Landlord shall not have given notice of termination pursuant to the provisions of Clause (a), Landlord shall forthwith commence and carry out with due diligence the repair thereof, and this Lease shall continue in full force and effect save that the rent hereby reserved shall abate proportionately, having regard to such part of the Premises as has been rendered unfit for occupancy until the repairs have been completed.

17.	DEFAULT

17.1
In the event that default is made in payment of rent or any part thereof and such default continues for 30 days after the due date for payment of same or occurs and continues on two or more occasions for at least 15 days, or in the case of non-observance or non-performance on the part of Tenant of any other covenant, condition, restriction, or stipulation herein contained or implied, which ought to be observed or performed by Tenant and which has not been expressly waived in writing by Landlord and which continues for 30 days after notice of such non-observance or nonperformance is given, Landlord may, at its option, cancel this Lease by written notice to Tenant, and, in such case, all rights and interests hereby created or then existing in favor of Tenant or derived under this Lease shall thereupon cease and Landlord may re-enter into and upon the Premises and to have again, repossess, and enjoy the same as of its former estate, notwithstanding anything herein to the contrary, provided however, that in the case of such cancellation and reentry, Tenant shall continue to be liable to pay, and Landlord shall have the same remedy for the recovery of any rent then due or accruing due as if this lease had not been cancelled but remained in full force and effect, and further that any right of action of Landlord against Tenant in respect of any antecedent breach of any of the provisions hereof shall not thereby be prejudiced.

18.	OVER-HOLDING

18.1
If Tenant shall continue to occupy the Premises after the expiration of this Lease with or without the consent of Landlord, and without any further written agreement, Tenant shall be a monthly tenant at one hundred and twenty percent (120%) of the base rent herein provided for, and on all other terms and conditions herein set forth except as to length of tenancy and the amount of base rent.

19.	BANKRUPTCY OR SEIZURE

19.1
If without the written consent of Landlord the Premises shall remain vacant or not used for a period of 15 days or be used by any person other than Tenant or for any other purpose than that for which the same were let, or in case the term hereof, or any of the goods and chattels of Tenant shall be at any time seized in execution or attachment by any creditor of Tenant, or Tenant shall make an assignment or bulk sale for the benefit of creditors or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or if any order shall be made for the winding up of Tenant, then, in any such case, this Lease shall, at the option of Landlord, cease and terminate and this Lease shall immediately become forfeited and void, and then the base rent and additional rent and the next ensuing three months minimum monthly rent and additional rent shall immediately become due and payable and Landlord may re-enter and take possession of the Premises as though Tenant or other occupant or occupants of the Premises was or were holding over after the expiration of the term without any right whatever.

20.	RIGHT OF RE-ENTRY

20.1
Upon Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease or pursuant to any remedy provided by law or equity, Landlord, in addition to all other rights, shall have the right to enter the Premises as the agent of the Tenant, either by force or without being liable for any prosecution therefore and to re-let the Premises as the agent of Tenant, and to receive the rent therefore, and as the agent of Tenant, to take possession of any furniture and fixtures or other property on the Premises and to sell the same according to the Distress Act and/or Landlord and Tenant Act of the rent payable under this lease, and Tenant shall be liable to Landlord for the deficiency, if any.

21.	RIGHT TO DISTRAIN

21.1
In the event that Tenant should neglect, refuse or omit to perform any of its obligations hereunder and if such obligation require the payment of money, supply of materials or the performance of services, Landlord may, at its option and after having given Tenant 10 days' notice of its intention so to do, pay the money, supply the materials or perform the services, and the cost to Landlord of so doing plus an administration charge of 20% of such cost shall be recoverable by Landlord from Tenant forthwith upon Landlord giving notice to Tenant ofthe amount thereof.

21.2
The amount referred to in the next preceding paragraph or any rent, or interest thereon, payable by Tenant shall be recoverable by all remedies available to a Landlord in this Lease and pursuant to law or equity for the recovery of rent in arrears.

22.	OUIET POSSESSION

22.1
Upon Tenant paying the rent and performing and observing the terms, covenants and conditions herein, and subject to the provisions of this Lease, Tenant shall and may peaceably and quietly enjoy the Premises for the term hereby granted without any interruption, hindrance or disturbance by Landlord, or any other person or persons claiming under it, except as otherwise stated in this Lease.

23.	STRUCTURAL REPAIRS

23.1
Landlord shall be responsible for the repair and maintenance ofthe exterior and structure of the building, including roof, columns, beams, joists, exterior and interior walls, floor slabs, footings and foundations, unless such repair and maintenance is caused by Tenant's use offacility. Based on the current condition of the facility and the repairs and maintenance shown in Schedule "0", there are no outstanding repairs or maintenance required by Landlord.

24.	NOTICE TO LANDLORD

24.1
Tenant shall cause Landlord to be notified immediately upon Tenant becoming aware of any defect in the Premises or the building or any other condition, which may cause injury to the Premises or any person, and Tenant, may serve upon Landlord a notice in writing advising of any defect.

25.	IMPOSSIBILITY OF PERFORMANCE

25. 1
Whenever and to the extent that Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment ofany obligation hereunder, in respect of the supply of provisions ofany service or utility of the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or order in councilor any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board of any governmental department or officer or other authority, or by reason of any other cause beyond its control whether ofthe foregoing character or not, Landlord shall be relieved from the fulfillment of such obligation and Tenant shall not be entitled to compensation for any loss, damage, inconvenience, nuisance or discomfort thereby occasioned.

26.	LIMITATION OF LANDLORD LIABILITY

26.1
Notwithstanding anything herein contained, there shall be no abatement from or reduction of any rent due hereunder, nor shall Tenant be entitled to damages, costs, losses, expenses, therefore, on account of partial or total failure of electric power, water, plumbing, sewage, or any other service, nor on account of the making of alterations, repairs, improvements or structural changes to the building, or anything or service therein or thereon or contiguous thereto, provided the same shall be made with reasonable expedition.

27.	EXPROPRIATION

27.1
If at any time during the term of this lease, the whole or a portion of the building (whether or not including the Premises) are expropriated by right or exercise of any competent authority of powers of expropriation, the parties hereto shall each be entitled to separately advance their claims for compensation for the loss of their respective interest in the Premises and shall be entitled to receive and obtain such compensation as may he awarded to each respectively. If an award of compensation made to Landlord specifically includes an award for Tenant,· Landlord will account therefore to Tenant and if an award of compensation made to Tenant specifically includes an award for Landlord, Tenant will account therefore to Landlord. Upon termination of this Lease by expropriation or other operation of law, Tenant will forthwith pay Landlord the rent and all other charges, which may be due to Landlord up to the date of such termination. Tenant will have no claim upon Landlord for the value of Tenant's property expropriated or the unexpired term of this Lease, or for any other damages, costs, losses or expenses whatsoever. Landlord and the Tenant agree to co-operate with the other in respect of any expropriation of all or any part of the Premises or the Mill, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled in law. In the event that any portion or portions of the Mill other than the Premises shall be expropriated as aforesaid, then the full proceeds accruing therefrom or awarded as a result thereof, will inure to the benefit of and belong to Landlord.

26.	LIMITATION OF LANDLORD LIABILITY

26.1
Notwithstanding anything herein contained, there shall be no abatement from or reduction of any rent due hereunder, nor shall Tenant be entitled to damages, costs, losses, expenses, therefore, on account of partial or total failure of electric power, water, plumbing, sewage, or any other service, nor on account of the making of alterations, repairs, improvements or structural changes to the building, or anything or service therein or thereon or contiguous thereto, provided the same shall be made with reasonable expedition.

27.	EXPROPRIATION

27.1
If at any time during the term of this lease, the whole or a portion of the building (whether or not including the Premises) are expropriated by right or exercise of any competent authority of powers of expropriation, the parties hereto shall each be entitled to separately advance their claims for compensation for the loss of their respective interest in the Premises and shall be entitled to receive and obtain such compensation as may he awarded to each respectively. If an award of compensation made to Landlord specifically includes an award for Tenant,· Landlord will account therefore to Tenant and if an award of compensation made to Tenant specifically includes an award for Landlord, Tenant will account therefore to Landlord. Upon termination of this Lease by expropriation or other operation of law, Tenant will forthwith pay Landlord the rent and all other charges, which may be due to Landlord up to the date of such termination. Tenant will have no claim upon Landlord for the value of Tenant's property expropriated or the unexpired term of this Lease, or for any other damages, costs, losses or expenses whatsoever. Landlord and the Tenant agree to co-operate with the other in respect of any expropriation of all or any part of the Premises or the Mill, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled in law. In the event that any portion or portions of the Mill other than the Premises shall be expropriated as aforesaid, then the full proceeds accruing therefrom or awarded as a result thereof, will inure to the benefit of and belong to Landlord.

28.	WAIVER

28.1
No waiver on behalf of Landlord or any breach of any of the provisions hereof, expressed or implied, shall take effect or be binding upon Landlord unless the same be in writing under the authority of Landlord, and any waiver so expressed shall extend only to the particular breach so waived and shall not limit or affect Landlord's rights with respect to any other or future breach. All rights and remedies of Landlord hereunder shall be deemed cumulative and not alternative.

29.	SUBORDINATION

29.1
Upon request of Landlord, Tenant will postpone and subordinate its rights hereunder to any mortgage or mortgages, charges, leases on sale and lease back transactions, deeds of trust or the lien resulting from any other method of financing or refinancing, now or hereafter in force against any part of the Mill; and to all advances made or hereafter in force against any part of the Mill; and to all advances made or hereafter to be made upon the security thereof. No subordination by Tenant shall have the effect of permitting the holder of any mortgage, lien or other security to disturb the occupation and possession by Tenant of the Premises, provided that Tenant shall perform all of the terms, covenants and agreements contained in this Lease.

30.	TIME OF ESSENCE

30.1
Time is of the essence with respect to this Lease, the covenants and conditions of this Lease shall be deemed continuing, and any indulgence or waiver by either party of due performance or of any breach of this Lease by the other shall not be deemed or construed as a waiver of any remedy or right, nor as a waiver of the provision that time is of the essence as to any other or subsequent breach or breaches.

31.	NOTICES

31.1
Any notice, request or demand herein provided for or contemplated shall be in writing, regardless of whether specified as required to be made in writing in each instance, and sufficiently given if personally served upon the party for whom such notice was intended or if mailed by registered mail postage prepaid addressed, in the case of Landlord to it at:

Great Plains Oil & Exploration, LLC c/o Sam Huttenbauer, CEO 1 Enfield Street Cincinnati, OH 45218

And in the case of Tenant, to it at:

Clean Power Concepts Inc. c/o Michael Shenher, President 1620 McAra Street Regina, Saskatchewan

31.2
All notices given as aforesaid shall be conclusively deemed to have been given and received by the party to whom such notice was directed, on the first business day (excluding Saturdays and Sundays), following the day on which such notice was mailed as aforesaid, but if a mail strike, slow down or any labor dispute which might adversely affect the delivery of notice by the mails is in existence or arises between the time of mailing and the actual receipt of a notice then such notice will only be effective if actually delivered. Failure or refusal of a party to claim or accept such a notice will not prevent the notice from being effectively delivered for purposes of notice under this Lease.

31.3
Each party hereto may at any time give notice in writing to the other of any change of address not less than 30 days prior to the change taking effect, and thereafter all notices shall be mailed to the new address so notified.

32.	BINDING EFFECT

32.1	This Lease and everything herein contained shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective administrators, successors, and authorized assigns.

32.2	Tenant's obligations and duties under this Lease that have accrued as of the date this Lease terminates, regardless ofthe reason for termination, shall remain continuing and enforceable.

33.	GOVERNING LAW

33.1	This agreement shall be construed in accordance with the laws of the State of Montana, and any litigation arising herefrom shall be conducted and carried out in the said state.

34.	COMMON AREAS

34.1
Tenant shall comply with all such reasonable rules and regulations as may from time to time promulgated by Landlord and relate to the use by Tenants of the building in which the Premises is contained, or the common areas thereof and the parking and areas adjacent thereto. Tenant and its employees, guests, invitees and licensees will park their motor vehicles only in those portions of the parking area on the lands designated by Landlord.

35.1
Wherever the singular, neuter or gender is used in this lease, the same shall be construed as including the plural, or masculine, feminine, neuter or body corporation where the context or parties hereto so require

35.2
Each has had the opportunity to seek and has sought from lawyers and other professionals any such advice as it deems appropriate with respect to signing this Lease or determining the meaning and effect of its provisions. Each party has undertaken such independent investigation and evaluation as it deems appropriate and is entering this Lease in reliance on that and not in reliance on any advice, disclosure, representation or information provided by or expected from any other party or party's lawyers.

35.3
This Lease constitutes the entire agreement between the parties and anyone acting for, associated with, or employed by any party concerning all matters and supersedes any prior discussions, agreements or understandings, and there are no promises, representations, or agreements between the parties or anyone acting for, associated with or employed by any party hereto other than as set forth herein.

35.4
This Lease is and shall be deemed jointly drafted and written by all parties to it as each party has had a chance to have this Lease reviewed by legal counsel, and this Lease shall not be construed or interpreted against any party that may have originated or prepared it.

35. 5	If any part of this Lease is held to be void or unenforceable, the balance of this Lease shall nevertheless be effective and enforceable.

36.	HEADINGS

36.1	The headings herein form no part of this lease and shall be deemed to have been inserted for convenience of reference only.

37.	REGISTRATION

37.1
Tenant shall have the right to file only a notice of this Lease or caveat respecting this Lease in the appropriate land titles or land registry office, and will not be entitled to file or register termination of this Lease. Tenant hereby covenants to discharge said caveat immediately upon termination of this Lease, regardless of the reason for the termination.

38.	ACCEPTANCE

38.1	Tenant does hereby accept this Lease of the Premises to be held by Tenant as Tenant and subject to the conditions, restrictions and covenants above set forth.

39.	FACSIMILES AND COUNTERPARTS

39.1
This Lease may be executed in multiple counterparts, and at different times, each signed copy of which shall be deemed an original that may be introduced in evidence or used for any other purpose without production of any of the other counterparts. Each facsimile and other copy of this Lease containing a signature of one or more of the parties hereto shall be deemed an original for all purposes.

40.	ATTORNEY FEES

40.1
In the event of a dispute in relation to this Lease, all related costs, expenses, and attorney's fees incurred therein by the prevailing party will be borne by each adverse, non-prevailing party. Costs, expenses, and attorney's fees include, but are not limited to, the costs, expenses, and attorney's fees reasonably incurred to (a) establish the right to enforce this Lease; (b) obtain an attorney's fees reasonably incurred to (a) establish the right to enforce this Lease; (b) obtain an award or judgment that may (i) include costs, expenses, and attorney's fees and (Ii) determine or establish the amount thereof; and (c) collect upon an award or judgment that may include costs, expenses, and attorney's fees, and including such costs, expenses, and attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and all other post-judgment proceedings and collection efforts.

40.	FURTHER ACTS

40.1	Each party shall execute all further documents and perform all further acts reasonably necessary to bring this Lease and the acts and stipulations contemplated herein to fruition.

41.	Any Montana court of competent jurisdiction may approve this Lease and order it performed. No other person or entity other than the parties to this Lease may require performance under this Lease.

SIGNED, SEALED AND DELIVERED

in the presence of:

Witness	Great Plains Oil & Exploration

Witness	Clean Power Concepts, Inc.

Schedule A-Legal Description of Property

LEGAL DESCRIPTION OF REAL PROPERTY

Real property situated in the County of Roosevelt, State of Montana, and more particularly described as follows:

PARCEL A:

That part of the N1I2SE1/4 of Section 28, Township 28 North, Range S6 East, P.M..M., described as follows: Beginning at a point on the South light-of-way line of US Highway #2 and on the West Line of the N1/2SEl/4 of Section 28, Township 28 North, Range 56 East; which point is 600.2 feet South and 2652.9 feet West of the East 1/4 comer of said Section 28; THENCE along the South right-of-way line of U S Highway #2 on a curve Northeasterly and to the left on a 23,000 foot radius, 2409.4 feet to an intersection with the North right-of-way line of Great Northern Railway; THENCE along North right-of-way line of Great Northern Railway on a curve Southwesterly and to the left on a 10,819 foot radius 80.7 feet; THENCE continuing along North right-of-way line of Great Northern Railway on a curve Southwesterly and to the left with an angle of 00°48' for a distance of 301.2 feet to a point on tangent; THENCE continuing along North right-of-way Line of Great Northern Railway South 74°29' West 21184 feet to the West line of the N1/2SE1I4 of said Section 28, THENCE North along the West line of the N1/2SEl/4 of said Section 28, 394.1 feet to the POINT OF BEGINNING..

AND

That of the NE1/4 SW1/4 of Section 28, Township 28 North, Range 56 East, P.M.M, described as follows: Beginning at a point on the South right-of-way line of U.8 Highway #2 and on the West line of the NE1/4SW1/4 of Section 28, Township 28 North, Range 56 East, which point is 643.0 feet South and 13112 feet East of the West 1/4 comer of said Section28; THENCE along South right-of-way Line of US.. Highway#2 North 89°44' East 33.7 feet; THENCE along South right-of-way line of US Highway #2 on a curve Northeasterly and to the left on a 23,000 foot radius 12928 feet to the East line of the NE1/4SW1/4 of said Section 28, THENCE South along the East line of the NE 1I4SW1I4 of said Section 28,394.1 feet to the North right-of-way line of the Great Northern Railway; THENCE along North tight-of-way line of Great Northern Railway, South 74°29' W.. 1367.3 feet to the West line of the NE1/4SW1/4 of said Section 28; THENCE North along the West line of the NE1/4 SW1/4 of said Section 28, 7195 feet to the POINT OF BEGINNING.

AND SAVE AND EXCEPT THEREFROM:

That part of the N1/2SE1/4 of Section 28, Township 28 North, Range S6 East, P.M M., Roosevelt County, Montana, described as follows: Beginning at a point on the South right-of-way Line of U.S. Highway #2 and on the West line of the N1/2SE1/4 of Section 28, Township 28 North, Range 56 East, P.M.M, which point is 600.2 feet South and 2652 9 feet West of the East one-quarter  corner of Section 28; proceed along the South right-of-way line of Highway #2 on a curve Northeasterly and to the left on a 23,000 foot radius 692.5 feet to the true point of beginning; THENCE continuing along the South right-of-way line of U.S. Highway #2 on a curve northeasterly and to the left on a 23,000 foot radius, 1716.9 feet to an intersection with the North right-of-way line of the Great Northern Railway Company; THENCE along the

North right-of-way line of the Great Northern Railway Company on a curve Southwesterly and to the left on a 10,819 foot radius 80 7 feet; THENCE continuing along the North right-of-way of the Great Northern Railway Company on a spiral curve Southwesterly and to the left with an angle of 00°48' for a distance of.301 2 feet to a point on tangent; THENCE continuing along the North right-of-way line of the Great Northern Railway Company South 74°29' West 1373 5 feet; THENCE North 05°14' West, 247,6 feet to the TRUE POINT OF BEGINNING,

FURTHER EXCEPTING FROM PARCEL “A”

A tract of land lying in the NW1/4SE1/4, Section 28, Township 28 North, Range 56 East, P.M.M, Roosevelt County, Montana, more particularly described follows: Beginning at a point South 994.3 feet to the intersection of the midsection line and the Northerly right-of-way line of the Burlington Northern, Inc (formerly Great Northern Railroad), and North 74°29’ E., 647.9 feet to the TRUE POINT OF BEGINNING, Thence North 15°31' West 100.0 feet; thence North East 88.15 feet; THENCE South 05°14' East 101.63 feet to a point on the Northerly right-of-way line of the Burlington Northern, Inc (formerly Great Northern Railroad); THENCE South 74°29' West along said right-of-way line 70.0 feet to the TRUE POINT OFBEGINNING.

PARCEL B:

A tract of land lying in the W1/2SW1/4 of Section 28, Township 28 North, Range 56 East, P.M.M, Roosevelt County, Montana, more particularly described as follows: Beginning at a point of intersection between the Southerly right-of-way line of U.S. Highway #2 and the West Section line of the above mentioned Section 28, said point lies South 00°34' West 649.2 feet from the West one-quarter corner of said Section 28; Thence North 89°44' East 1328.4 feet along said Southerly right-of-way line of U.S. Highway #2 to a point of intersection with the North-South One-Quarter One Quarter (1/4 1/4) line of the above mentioned Southwest Quarter (SW 1/4); THENCE South 0°34' West 720.5 feet along said North-South One-Quarter One-Quarter (1/4 1/4) line to a point of intersection with the Northerly right-of-way line of Burlington Northern, Inc; THENCE South 74°29' West 1382.5 feet along said right-of-way line to a point of intersection with the above mentioned West Section line of Section 28; THENCE North 0°34' East 1083.2 feet along said West Section line to the TRUE POINT OF BEGINNING

Schedule B – Diagram of Buildings on Property

MGI Montola Growers Inc.
Culbertson, Montana

S10
S9
S8
S7
S14
S13
S12
S11
S5
S6
S4
S3
W2
W1
R1
R2
R3
V301
V302
V303
V304
V305
V306
O6
O5
O4
O3
O2
O1
MILL
M8
M9
M10
M11
M1
M2
M3
M4
M6
M7
C1
C2
C3
C4
C5
C6
C7
P1
P2
P3
P4
P5
P6
P7
P8
P9
P10

STORAGE CAPACITY:

Oilseed		Bushels
W1	Flat	210,500
W2	Flat	310,000
S3	Bin	11,000
S4	Bin	11,000
S5	Bin	22,000
S6	Bin	22,000
S7	Bin	65,000
S8	Bin	65,000
S9	Bin	65,000
S10	Bin	65,000
S11	Bin	65,000
S12	Bin	65,000
S13	Bin	65,000
S14	Bin	65,000

Oil		Gallons
O1	Tank	250,000
O2	Tank	250,000
O3	Tank	250,000
O4	Tank	170,000
O5	Tank	250,000
O6	Tank	850,000
V301	Tank	20,000
V302	Tank	20,000
V303	Tank	20,000
V304	Tank	20,000
V305	Tank	20,000
V305	Tank	20,000
R1	Tank	21,000
R2	Tank	21,000
R3	Tank	21,000

Meal	Tons
M1	250
M2	250
M3	270
M4	500
M6	1500
M7	1500
M8	18
M9	18
M10	18
M11	18

Meal		Bushels
P1	Bin	4,000
P2	Bin	4,000
P3	Bin	4,000
P4	Bin	4,000
P5	Bin	6,000
P6	Bin	6,000
P7	Bin	6,000
P8	Bin	6,000
P9	Bin	6,000
P10	Bin	6,000

Schedule C – Description of “Premises” Leased

Facility use by CPOW will be limited to the crush mill and ancillary equipment only (not including, for example, the refinery, planting seed facilities, certain seed storage bins and certain oil storage tanks which are not required for operation at capacity shown).

"Premises"
MGI Montola Growers Inc.
Culbertson, Montana

STORAGE CAPACITY:

[illegible]		Bushels
W1	Flat	210,500
W2	Flat	310,000
S3	Bin	11,000
S4	Bin	11,000
S5	Bin	22,000
S6	Bin	22,000
S7	Bin	65,000
S8	Bin	65,000
S9	Bin	65,000
S10	Bin	65,000
S11	Bin	65,000
S12	Bin	65,000
S13	Bin	65,000
S14	Bin	65,000

Oil		Gallons
O1	Tank	250,000
O2	Tank	250,000
O3	Tank	250,000
O4	Tank	170,000
O5	Tank	250,000
O6	Tank	850,000
V301	Tank	20,000
V302	Tank	20,000
V303	Tank	20,000
V304	Tank	20,000
V305	Tank	20,000
V306	Tank	20,000
R1	Tank	21,000
R2	Tank	21,000
R3	Tank	21,000

Meal	Tons
M1	250
M2	250
M3	270
M4	500
M6	1500
M7	1500
M8	18
M9	18
M10	18
M11	18

Meal		Bushels
P1	Bin	4,000
P2	Bin	4,000
P3	Bin	4,000
P4	Bin	4,000
P5	Bin	6,000
P6	Bin	6,000
P7	Bin	6,000
P8	Bin	6,000
P9	Bin	6,000
P10	Bin	6,000

Schedule D – Assessment of Maintenance and Repairs Required

•	Before Contacting people need wages $20 per hr or more

•	2 – doz 2” babbits - $54.45 ea plus freight

•	2 – 1 1/2” end bearings + flange $94.55 each plus freight

•	2 – 2” end bearings + flange $134.61 each plus freight

•	Haul tools to shop an organize (2 days)

•	Go Thur Augers FN Mill (1 wk x 2 people)

•	Put Barrels in #3 From #1 if needed (2 days x 2 people)

•	Go Thur Auger from #3 to Mill (2 wks) that includes,

•	Vibrator for Flaker (have to call around for price)

•	Go Thur 2 little expellers (1 wk plus)

•	Put plumbing back together (unknown, at least 3 days plus repair leaks)

•	Open Boiler, brush tubes install gaskets (4 days)

•	Clean all pits (1 week)

•	Drive on Cooker-new on on hand (1 day plus 2 people)

•	Load of Propane and then as needed (have to call for bins)

•	Check leg belts and replace cups as needed (1 wk plus 2 people)

•	Valve in Mill Boiler Room (replace or build something)

•	Regulator for Propane boiler (2 hrs)

•	Propane Tank for Office with host to fill bottles (Miller Oil)

•	Lab tech and office help (1 tech, 2 office)

•	Boiler operator with Lic (Mike + Brad to boiler school)

•	Water softeners (2-3 wk out – Sam has bid)

•	City Water turned on – no problem

•	Phone turned on – Nemont

•	Power turned on – Sheridan Electric

•	Knives for grinders install (2 days knives on hand)

•	Clean out M-7 WHS (and give Loren meal for hauling)

•	Overhead door #3 Breezway

•	Lab chemicals – prince and whats needed (unknown)

•	Boiler chemicals (PWS-136 $1135, old price, Aqua mate 136 - $1766, Aqua mate 1695 - $700)

•	State boiler inspection

•	Need 6 people plus mike and dave – will take 6 wks to get done? We need to start now and some people who will come back need to give 2 wk notice where they are working

•	Need line of credit

•	Miller Oil Culbertson 406-787-6271

•	Finnicums Hardware 416-787-5213

•	Oeckers Service Center 406-787-5315 (already have a line of credit)

•	City of Culbertson 406-787-5271

•	Farm Equipment Sales 406-787-6201

•	Praxair Williston N.D. 701-572-4567

•	Hedahl’s Sidney Mont 406-482-3304

•	NAPA Williston N.d. 701-774-2969

•	Gerbers of Montana 800-227-2203

•	Anderson Inter national 800-336-4730

•	U.S. Bearings 800-824-6361

•	Northwest Pipe 800-937-4739

•	Pacific Steel 800-548-6364

•	Nemot (for phone) 1-800-636-6680

•	Willison Hose & Rubber 701-774-3770

•	Sheridan Electric (Rick Knick) 1-406-789-2231